Exhibit 99.1

May 8, 2017	Analyst Contact:	Megan Patterson 918-561-5325
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners Announce
Upcoming Investor Conferences

TULSA, Okla. – May 8, 2017 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate in the Deutsche Bank MLP, Midstream and Natural Gas Conference on Tuesday, May 9, 2017, in New York City, and the Citi Global Energy and Utilities Conference on Wednesday, May 10, in Boston, Massachusetts.

Terry K. Spencer, ONEOK and ONEOK Partners president and chief executive officer; Walter S. Hulse III, ONEOK and ONEOK Partners executive vice president, strategic planning and corporate affairs; Kevin L. Burdick, ONEOK and ONEOK Partners executive vice president and chief commercial officer; and Derek S. Reiners, ONEOK and ONEOK Partners senior vice president, chief financial officer and treasurer, will conduct a series of one-on-one meetings with investment-community representatives at the conferences.

The materials used at the conferences will be accessible on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time) on Tuesday, May 9, 2017.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of March 31, 2017, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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